UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2015

Enerpulse Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54092	27-2969241
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2451 Alamo Ave SE Albuquerque, New Mexico 87106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(505) 842-5201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement

On February 19, 2015, Enerpulse Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of institutional and accredited investors and certain executives and directors of the Company (the “Management Investors” and together with the other investors, the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Investors senior secured convertible notes in the aggregate original principal amount of $3,050,000 (the “Notes”), and warrants to purchase up to 7,625,000 shares of the Company’s common stock (the “Warrants”). The Management Investors are purchasing $100,000 in original principal amount of Notes which includes Notes in an original principal amount of $40,000 to be issued to those executives and directors which contributed such aggregate amount to payroll as described in Item 8.01 below.

In connection with the sale of the Notes and the Warrants, (i) the Company entered into a registration rights agreement with the Investors (the "Registration Rights Agreement"), (ii) the Company and its subsidiary entered into a security and pledge agreement in favor of the collateral agent for the Investors (the "Security Agreement"), and (iii) the subsidiary of the Company entered into a guaranty in favor of the collateral agent for the Investors (the “Guaranty”).

The transaction is expected to close on or about February 20, 2015 (the “Closing”), subject to the satisfaction of certain customary closing conditions. The Company expects to receive gross proceeds of $3,050,000, less transaction fees and costs and less the $40,000 attributed to the management contributions to payroll described in Item 8.01 below.

In connection with the private placement, the Company will pay Roth Capital Partners, the placement agent, a commission equal to $210,000, as well as reimbursement of certain expenses. The Company will pay the placement agent the commission in the form of (i) $50,000 in cash and (ii) 800,000 shares of the Company’s common stock (the “Placement Agent Shares”).

The Purchase Agreement provides, among other things, that the Company will not (i) issue any securities from the period commencing on the date of the Purchase Agreement and ending on the 90th day after the Closing, subject to certain exceptions, (ii) enter into a variable rate transaction at any time while the Notes are outstanding, or (iii) file any registration statement, or grant registration rights that can be exercised, prior to the earlier of (A) the date that a registration statement for the resale of all of the registrable securities covered by the Registration Rights Agreement becomes effective and remains in effect and (B) the date that such registrable securities are eligible for resale under Rule 144.

Description of the Notes

Unless earlier converted or redeemed, the Notes will mature on the third anniversary of the Closing (“Maturity Date”), subject to the right of the Investors to extend the date under certain circumstances. The Notes bear interest at a rate of 6% per annum, subject to increase to 14% per annum upon the occurrence and continuance of an event of default (as described below). Interest on the Notes is payable in arrears on the Maturity Date in shares of common stock or cash, at the Company’s option.

All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the noteholders into shares of common stock at a fixed, initial conversion price of $0.20 per share (the “Conversion Price”), which is subject to adjustment for stock splits, stock dividends, combinations or similar events. If and whenever after the Closing the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Subject to the Company fulfilling certain conditions, including beneficial ownership limits, the Company may require the mandatory conversion of all or any principal portion of the Notes (accompanied by a cash payment to the noteholders of an amount equal to all accrued and unpaid interest and all interest that would have accrued on such principal through the Maturity Date) if the closing price of the Company’s common stock for any 20 trading days during any 30 consecutive trading day period equals or exceeds $0.60, as adjusted for stock splits, stock dividends, combinations or similar events.

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% or 9.99%, at the election of the holder made as of the Closing, of the outstanding shares of common stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not (i) incur any indebtedness or permit liens on its properties or assets other than permitted indebtedness and permitted liens under the Notes, as applicable, (ii) redeem or repay any indebtedness while an event of default has occurred and is continuing under the Notes or if such redemption or repayment will result in an event of default under the notes or (iii) redeem equity interests or pay cash dividends. Events of default under the Notes include, among others, failure to pay principal or interest on the Notes, failure to file or maintain an effective registration statement, or comply with certain covenants under the Notes.

Description of the Warrants

The Warrants are exercisable at any time on or after the date of the issuance of the Warrants and entitle the Investors to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. The Warrants may be exercised for cash or, six months after the issuance date, on a cashless basis.

The Warrants will be exercisable at an initial exercise price equal to $0.20 per share, subject to adjustment for stock splits, stock dividends, combinations or similar events. If and whenever after the Closing the Company issues or sells, or is deemed to have issued or sold, any shares of common stock in a Dilutive Issuance at a New Issuance Price that is less than the exercise price in effect immediately prior to such issuance, immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to the New Issuance Price.

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 4.99% or 9.99%, at the election of the holder as of the Closing, of the outstanding shares of common stock. At a holder’s option, the cap applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register 125% of the shares of common stock issuable upon conversion of the Notes. Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement by the 30th day after the Closing and to use its reasonable best efforts for the registration statement to be declared effective by the earlier of (i)(A) 90 calendar days after the Closing if the registration statement is not subject to a full review by the SEC or (B) 150 calendar days if the registration statement is subject to full review by the SEC and (ii) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or is not subject to further review. If the Company is unable to meet its obligations to file, obtain and maintain effectiveness of the registration statement under the Registration Rights Agreement, it may be required to pay certain cash damages to holders of the Notes and Warrants.

Security Agreement and Guaranty

The obligations of the Company under the Notes are secured by all of the assets of the Company and its subsidiary (the “Collateral”) pursuant to the terms of the Security Agreement which confers on the Investors a first-priority security interest in the Collateral, subject to permitted liens which may have priority over such security interest.  The Security Agreement also contains customary representations, warranties and covenants.  In addition, all of the obligations of the Company under the Notes are guaranteed by the Company’s subsidiary pursuant to the terms of the Guaranty.

Lock-Up Agreements

An entity affiliate of the Company has executed a lock-up agreement (the “Lock-Up Agreement”) under which it has agreed not to sell its shares of the Company’s Common Stock or securities exercisable for or convertible into Common Stock until the earlier of (a) the date that is 730 days after the Closing or (b) the date on which (i) the volume-weighted average price of the Common Stock has been at least $1.50 per share for five (5) consecutive trading days (the “Measuring Period”) and (ii) the aggregate dollar trading volume of the Common Stock for such Measuring Period shall be at least $200,000.

The foregoing descriptions of the Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Guaranty and the Lock-Up Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Notes, Warrants and Placement Agent Shares were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

Furlough of Employees

On January 19, 2015, the Company furloughed a total of 8 employees in manufacturing, research & development and administrative positions.  The furlough of these employees was made in connection with the Company’s decision to cease manufacturing operations for the near term to reduce output for over built inventory balances.

Management Contributions to Payroll

As of February 19, 2015, two of the Company’s executives and two of the Company’s directors have contributed an aggregate of $40,000 to the Company to provide liquidity to cover payroll expenses for employees. Management’s contributions will be evidenced by the issuance of Notes and Warrants by the Company to such executives and directors under the Purchase Agreement at the Closing as disclosed in Item 1.01 hereof.

Press Release

On February 20, 2015 the Company issued a press release announcing the sale and issuance of the Notes and Warrants described above. A copy of this press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
4.1	Form of Senior Convertible Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Security Agreement
10.4	Form of Guaranty
10.5	Form of Lock-Up Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enerpulse Technologies, Inc.

Date: February 20, 2015	By:	/s/ Joseph E. Gonnella
	Name:	Joseph E. Gonnella